Exhibit 10.4

THE MAJESTIC STAR CASINO, LLC

2011 KEY EMPLOYEE INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

This plan shall be known as The Majestic Star Casino, LLC Key Employee Incentive Plan (the “Plan”) and shall be effective as of March 10, 2011 (the “Effective Date”), which is the date of the Plan’s adoption by the Board. The purpose of the Plan is to enable The Majestic Star Casino, LLC (the “Company”) to incentivize employees by providing participating employees with an opportunity to receive additional compensation. Capitalized terms and phrases not otherwise defined herein shall have the meanings ascribed thereto in Article II hereof.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means (i) any subsidiary corporation of the Company (or its successors) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company (or its successors), or (iii) any other entity (including its successors) which is designated as an Affiliate by the Board.

2.2 “Award” means an award granted under the Plan on such terms and conditions as determined by the Committee in its sole discretion in accordance with the terms hereof.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” shall mean: (i) the conviction of, or judgment against, a Participant by a civil or criminal court of competent jurisdiction or the filing of a criminal complaint or information, for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (ii) the indictment of a Participant by a state or federal grand jury of competent jurisdiction or the filing of a criminal complaint or information for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iii) the confession by a Participant of embezzlement or misappropriation of funds, or of any act of moral turpitude, dishonesty, or lack of fidelity or of any act that constitutes a material breach of the Company’s policies and/or procedures; (iv) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of the Company for a loss due to the wrongful act, or wrongful omission to act, of a Participant; (v) the denial, revocation or suspension of a license, qualification or certificate of suitability to a Participant by any of the gaming authorities by which the Company is supervised; and (vi) any action or failure to act by a Participant that the Company reasonably believes, as a result of a communication or action by any of the gaming authorities by which the Company is supervised or on the basis of consultations with its gaming counsel and/or other professional advisors, will likely cause any of such gaming authorities to: (a) fail to license, qualify and/or approve the Company to own and operate a gaming business; (b) grant any such licensing, qualification and/or approval only upon terms and conditions that are unacceptable to the Company; (c) significantly delay any such licensing, qualification and/or approval process; or (d) revoke or suspend any existing license; (vii) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company that has or could reasonably be expected to have a material adverse effect on the Company; or (viii) the Participant’s willful failure to substantially perform the Participant’s duties to the Company (other than as a result of death or physical or mental incapacity).

2.5 “Code Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder.

2.6 “Committee” means the Plan’s compensation committee consisting at all times of two (2) or more individuals appointed by the Board from time to time; provided that if no such committee exists, the “Committee” means the Board.

2.7 “Company” shall have the meaning set forth in Article I hereof.

2.8 “Effective Date” shall have the meaning set forth in Article I hereof.

2.9 “Participant” means any employee of the Company who is selected to participate in the Plan in accordance with Article IV hereof.

2.10 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

2.11 “Plan” shall have the meaning set forth in Article I hereof.

ARTICLE III

ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to (a) certify that the conditions and restrictions applicable to the payment of any Award have been met, (b) interpret the Plan, and (c) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding upon the Participants, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.2 hereof. The validity, construction, and effect of the Plan and the rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws, rules and regulations promulgated pursuant thereto.

3.2 Plan Expenses. The expenses of the Plan shall be borne by the Company.

3.3 Unfunded Arrangement. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan. The Plan shall be “unfunded” for all purposes and Awards hereunder shall be paid out of the general assets of the Company as and when the Awards are payable under the Plan. All Participants shall be solely unsecured general creditors of the Company. If the Company decides in its sole discretion to establish any advance accrued reserve on its books against the future expense of the Awards payable hereunder, or if the Company decides in its sole discretion to fund a trust from which Plan benefits may be paid from time to time, such reserve or trust shall not under any circumstance be deemed to be an asset of the Plan.

3.4 Delegation. The Committee may, to the extent permissible by applicable law, delegate any of its authority hereunder to such Persons as it deems appropriate.

3.5 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

3.6 Retention of Professional Assistance. The Committee may employ such legal counsel, accountants and other Persons as may be required in carrying out its duties in connection with the Plan.

ARTICLE IV

PARTICIPATION; GRANT AND PAYMENT OF AWARDS

4.1 Participation. Participation in the Plan shall be limited to those Participants listed in Exhibit A, and no employee of the Company shall have any right to be selected as a Participant. Nothing in the Plan shall interfere with or limit in any way any right of the Company or any of its Affiliates to terminate any Participant’s employment at any time and for any reason (or no reason), nor confer upon any Participant any right to continued service with the Company or any of its Affiliates for any period of time or to continue such Participant’s present (or any other) rate of compensation. No Participant who is granted an Award under the Plan shall have any right to a grant of future Awards under the Plan. By accepting any payment under the Plan, each Participant and each Person claiming under or through such Participant shall be conclusively deemed to have indicated such Person’s acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee. Subject to the terms and conditions of the Plan, determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated.

4.2 Grant of Awards. Attached as Exhibit A hereto is a summary schedule of Awards to be granted under the Plan for 2011. Such Awards will be subject to such additional terms and conditions as are set forth in an Award notice for calendar year 2011, substantially in the form attached as Exhibit B hereto.

4.3 Payment of Awards.

(a) Timing and Form of Payment. Awards under the Plan generally shall be paid in cash and may be paid at such time or times as set forth in the applicable Award notice taking into account the requirements of Code Section 409A. The Committee may, in its discretion, provide that a Participant receive payment of all or a portion of an Award in equity-based compensation to be granted under any equity plan of the Company as may be in effect from time to time. Subject to the requirements of Code Section 409A, the Committee may also authorize the elective deferral of Awards under a deferred compensation program if such program is adopted by the Company and in effect at the time the deferral is to take effect.

(b) Release. Upon acceptance of payment of any amount pursuant to an Award hereunder, the Participant shall be deemed to have unconditionally released and discharged the Company and any and all of the Company’s parent companies, partners, Affiliates, successors and assigns and any and all of its and their past and/or present officers, directors, members, partners, agents, employees and representatives from any and all claims in connection with, or in any manner related to or arising under, the Plan with respect to such Award, including the determination of the amount payable under such Award and any other matter associated therewith.

4.4 Impact of Termination of Employment.

(a) General. Subject to the provisions of Section 4.4(b) hereof, the payment of an Award under the Plan to a Participant is conditioned upon the continued employment of the Participant with the Company at the time of payment of the Award. If the employment of a Participant with the Company is terminated for any reason, at any time prior to the time of payment of an Award, the Participant shall not be entitled to receive payment in respect of an outstanding Award under the Plan, unless otherwise provided in an Award Agreement.

(b) Exceptions. The Committee may, in its sole discretion, provide in an Award notice for the payment of an Award in the event that a Participant’s employment with the Company is terminated for any reason, other than Cause, including, but not limited to, a termination by the Company without Cause or as a result of the Participant’s death or physical or mental incapacity. Such payment may be made on a pro-rated or accelerated basis, and may be based on actual performance (with appropriate adjustments to any applicable performance metric to reflect the shortened performance period as determined by the Committee in its sole discretion) or by reference to a target award. To the extent that a Participant is a party to an employment agreement with the Company containing provisions for the treatment of an Award under the Plan upon a termination of employment, such provisions of the employment agreement shall govern and control for purposes of this Section 4.4.

ARTICLE V

MISCELLANEOUS

5.1 Successors. For purposes of the Plan, the Company shall include any and all successors or assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company and such successors and assignees shall perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In the event that the surviving corporation in any transaction to which the Company is a party is a subsidiary of another corporation, the ultimate parent corporation of such surviving corporation shall cause the surviving corporation to perform the obligations of the Company under the Plan in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession or assignment had taken place. In such event, the term “Company,” as used in the Plan, shall mean the Company, as hereinbefore defined, and any successor or assignee (including the ultimate parent corporation) to the business or assets thereof which by reason hereof becomes bound by the terms and provisions of the Plan.

5.2 Nontransferability. No Award or right to receive payment under the Plan may be transferred other than by will or the laws of descent and distribution. Any transfer or attempted transfer of an Award or a right to receive payment under the Plan contrary to this Section 5.2 shall be void. In the event of an attempted transfer by a Participant of an Award or a right to receive payment pursuant to the Plan contrary to this Section 5.2 hereof, the Committee may in its sole discretion terminate such Award or right.

5.3 Withholding Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such Participant under the Plan.

5.4 Amendment and Termination of the Plan. The Board reserves the right to amend or terminate, in whole or in part, any or all of the provisions of the Plan by action of the Board (or a duly authorized committee thereof) at any time, provided that in no event shall any amendment or termination adversely affect the rights of Participants regarding any Award previously granted hereunder without the prior written consent of the affected Participants (except as otherwise provided in Section 5.9 hereof); provided further that after the Bankruptcy Court approves the Plan in connection with the Company’s Chapter 11 proceedings (i) this Plan may not be amended in any material manner, (ii) the applicable performance targets and the applicable payment provisions in an Award Agreement may not be amended, and (iii) no further Awards may be made hereunder, in each case without additional Court approval. The Awards provided in Exhibit A shall be the only awards that may be granted hereunder.

5.5 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

5.6 Titles and Headings. The headings and titles used in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

5.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 5.7 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member’s own behalf.

5.8 Governing Law. The Plan shall be governed by the laws of the State of Nevada, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive laws of another jurisdiction.

5.9 Code Section 409A. Although the Company makes no guarantee with respect to the tax treatment of payments hereunder and shall not be responsible in any event with regard to non-compliance with Code Section 409A, the Plan is intended to either comply with, or be exempt from, the requirements of Code Section 409A. To the extent that the Plan is not exempt from the requirements of Code Section

409A, the Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Code Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Code Section 409A on any payment to be made hereunder. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A.

THE MAJESTIC STAR CASINO, LLC